DEFERRED SHARE AWARD AGREEMENT


     This Deferred Share Award Agreement (the "Agreement") is effective as of July 23, 2007, by and between AMR Corporation, a Delaware corporation (the "Corporation"), and [FIRST NAME LAST NAME], employee number [EMPLOYEE NUMBER] (the "Employee"), an officer or key employee of one of the Corporation's Subsidiaries.

     WHEREAS, pursuant to the AMR Corporation 1998 Long Term Incentive Plan, as amended (the "LTIP"), and as adopted by the Board of Directors of the Corporation (the "Board"), the Compensation Committee of the Board (the "Committee") has determined that the Employee is an officer or key employee and has further determined to make an award of deferred stock from and pursuant to the LTIP (the "Award") to the Employee as an inducement for the Employee to remain an employee of one of the Corporation's Subsidiaries.

     NOW, THEREFORE, the Corporation and the Employee hereby agree as follows:

     1.   Grant of Award.

     Subject to the terms and conditions of this Agreement, the Employee is hereby granted the Award effective as of July 23, 2007 (the "Grant Date"), in respect to [NUMBER] shares of the Corporation's Common Stock (the "Shares"). Subject to the terms and conditions of this Agreement, the Shares covered by the Award will vest, if at all, in accordance with Section 2 hereof, on July 23, 2010 (such date hereby established as the "Vesting Date" of the Award).

     2.   Distribution of Award.

     Distribution with respect to the Award will  occur,  if
at   all,  in  accordance  with  the  following  terms   and
conditions:

     (a) If the Employee is on the payroll of a Subsidiary that is wholly-owned, directly or indirectly, by the Corporation as of the Vesting Date, the Shares covered by the Award will be paid by the Corporation to the Employee on or about the Vesting Date.

     (b) In the event the Employee's employment with a Subsidiary of the Corporation is terminated prior to the Vesting Date due to the Employee's death, Disability (as defined in Section 409A(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the "Code")), Retirement or termination not for Cause (each an "Early Termination"), the Shares covered by the Award will vest on a pro-rata basis and will be paid to the Employee (or, in the event of the Employee's death, the Employee's designated beneficiary for the purposes of the Award, or in the absence of an effective
beneficiary designation, the Employee's estate).   The  pro-
rata basis will be a percentage where: (i) the denominator of which is 36, and (ii) the numerator of which is the number of months from the Grant Date through the month of Early Termination, inclusive. The Shares comprising the pro-rata Award will be paid by the Corporation to the Employee (or, in the event of the Employee's death, the Employee's designated beneficiary for the purposes of the Award, or in the absence of an effective beneficiary designation, the Employee's estate) on or about the Vesting Date, subject to
Section   2(e)  of  this  Agreement.   Notwithstanding   the
foregoing, in no event will a payment be provided to the Employee unless and until the Employee's Retirement or termination not for Cause constitutes a "separation from service" for purposes of Treasury Regulation 1.409A-1(h) or successor guidance thereto.

      (c) In the event of a Change in Control of the Corporation prior to the payment of the Shares subject to the Award, such payment will be made within 60 days of the date of the Change in Control. In such event, the Vesting Date will be the date of the Change in Control. The term
"Change  in  Control"  is  defined  for  purposes  of   this
Agreement in Section 5.

     (d) Notwithstanding the terms of Sections 2(a), 2(b) and 2(c), the Award will be forfeited in its entirety if prior to the Vesting Date:

          (i) the Employee's employment with a Subsidiary of the Corporation is terminated for Cause, or if the Employee terminates such employment prior to his or her Retirement;

          (ii) the   Employee  becomes  an  employee  of   a
               Subsidiary that is not wholly-owned, directly or indirectly, by the Corporation; or

          (iii)the Employee takes a leave of absence without reinstatement rights, unless otherwise agreed in writing between the Corporation (or a Subsidiary or Affiliate thereof) and the Employee.

     (e) Notwithstanding the third sentence of Section 2(b) above, if the Employee is a "specified employee" pursuant to Treasury Regulation 1.409A-1(i) or successor guidance thereto, any payment on account of his or her Retirement or termination not for Cause shall be delayed until the earlier of: (i) the sixth month anniversary of the date of separation from employment due to Retirement or termination not for Cause, or (ii) the date of the Employee's death.

     (f) To the extent the Shares covered by the Award are otherwise payable pursuant to this Agreement and except as otherwise provided herein, such Shares will be paid on the applicable dates and events specified in herein (each a "Payment Date"); provided however, in no event shall any such payment be made later than the 15th day of the third month of the calendar year immediately following the calendar year in which the Payment Date occurs.

     (g) The amount of the Shares paid hereunder shall be reduced by the aggregate amount of federal, state, and local income and payroll taxes that are required to be withheld in connection with the payment of such Shares.

     3.   Transfer Restrictions.

     Unless otherwise permitted by the Committee, this award is non-transferable, other than by will or by the laws of descent and distribution, and may not be assigned, pledged or hypothecated and will not be subject to execution, attachment or similar process. Upon any attempt by the Employee (or the Employee's successor in the interest after the Employee's death) to effect any such disposition, or upon the levy of any such process, the Award may immediately become null and void, at the discretion of the Committee.

     4.   [Intentionally omitted]

     5.   Miscellaneous.

     This Agreement (a) will be binding upon and inure to the benefit of any successor of the Corporation, (b) will be governed by the laws of the State of Texas and any applicable laws of the United States, and (c) may not be amended without the written consent of both the Corporation and the Employee. Notwithstanding the foregoing, this Agreement may be amended from time to time without the written consent of the Employee pursuant to Section 7 below and as permitted by the LTIP (or its successor). No contract or right of employment will be implied by this Agreement.

     In consideration of the Employee's privilege to receive the Award under this Agreement, the Employee agrees: (i) not to disclose any trade secrets of, or other confidential or restricted information of the Corporation or any of its Subsidiaries to any unauthorized party; (ii) not to make any unauthorized use of such trade secrets or confidential or restricted information during or after his or her employment with any Subsidiary of the Corporation; and (iii) not to solicit any then current employees of any Subsidiary of the Corporation to join the employee at his or her new place of employment after such employment has terminated. The failure by the employee to abide by the foregoing obligations shall result in his or her award being forfeited in its entirety.

      For  purposes  of Section 2(c), the  term  "Change  in
Control" will mean a "change in ownership" or "change in effective control" or "change in ownership of the assets" of the Corporation, as determined pursuant to Treasury Regulation 1.409A-3(i)(5) or successor guidance thereto.

     The Employee shall not have the right to defer any payment of the Shares covered by the Award. Except as provided in this Agreement, the Committee and Corporation will not accelerate the payment of any of the Shares covered by the Award.

     Notwithstanding anything in this Agreement to the contrary, the Committee may elect, at any time and from time to time, in lieu of issuing all or any portion of the
Shares, to make substitutions for such Shares, all to the effect that the Employee will receive cash or other marketable property of a value equivalent to what the Employee would have received upon a payment of Shares. Additionally, notwithstanding anything to the contrary contained in this Agreement, (i) any obligation of the Corporation to pay or distribute any shares under this Agreement is subject to and conditioned upon the Corporation having sufficient stock in the LTIP or another shareholder-approved equity compensation plan to satisfy all payments or distributions under this Agreement and the LTIP, and (ii) any obligation of the Corporation to pay or distribute cash or any other property under this Agreement is subject to and conditioned upon the Corporation having the right to do so without violating the terms of any covenant or agreement of the Corporation or any of its Subsidiaries.

     To the extent the Award is forfeited, any and all rights of the Employee under this Agreement shall cease and terminate with respect to such forfeited Award, or portion thereof, without any further obligation on the part of the Corporation.

     Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the LTIP (or its successor).

     6.   Adjustments in Awards.

     In the event of a stock dividend, stock split, merger, consolidation, re-organization, re-capitalization or other change in the corporate structure of the Corporation, appropriate adjustments shall be made by the Board of Directors to the Award.

     7.   Section 409A Compliance.

     This Agreement is intended to avoid, and not otherwise be subject to, the income inclusion requirements, interest and penalty taxes of Section 409A of the Code, and the regulations and other guidance issued thereunder, and shall be interpreted in a manner consistent with that intent. Notwithstanding the foregoing, in the event there is a failure to comply with Section 409A of the Code, the Corporation and the Committee shall have the discretion to accelerate the time of payment of the Shares covered by the Award, but only to the extent of the amount required to be included in income as a result of such failure. Amendments to this Agreement and/or the LTIP (or its successor) may be made by the Corporation, without the Employee's consent, in order to ensure compliance with Section 409A of the Code and the regulations and other guidance issued thereunder.

     8.   Securities Law Requirements.

     Notwithstanding any provision in this Agreement to the contrary, the Corporation shall not be required to make any distribution of Shares pursuant to this Award during such period that the Corporation reasonably anticipates that such distribution will violate federal securities laws or other applicable law. The Corporation may require the Employee to furnish to the Corporation, prior to the issuance of any Shares hereunder, an agreement, in such form as the Corporation may from time to time deem appropriate, in which the Employee represents that the Shares acquired by him or her hereunder are being acquired for investment and not with a view to the sale or distribution thereof.

     IN WITNESS HEREOF, this Agreement is entered into as of the date first above written.



Employee                           AMR CORPORATION



_______________________            __________________________
                                   Kenneth W. Wimberly
                                   Corporate Secretary



  				Grant of Deferred
        				Shares
    				  July 23, 2007


                                          # of
                                        Deferred
                                         Shares
                        Officer          Granted
                          Name
                      G. J. Arpey        20,000

                      T. W. Horton        7,500

                      D. P. Garton       10,700

                      G. F. Kennedy       4,250

                      W. R. Reding        4,250